OTCBB: CYOO

CANYON COPPER ANNOUNCES APPOINTMENT OF NEW
DIRECTOR AND APPROVAL OF 1-FOR-3 REVERSE STOCK SPLIT

Appointment of New Director

VANCOUVER, BC, April 15, 2009 – Canyon Copper Corp. (the “Company”) (OTCBB:CYOO) announced today that, effective April 15, 2009, James Yates was appointed to the Company’s Board of Directors.

Mr. Yates has over twenty years experience in the mineral exploration industry and has served as a director and officer of several public mining companies. From 1982 to 1988 he was the Founder, President and Director of Hycroft Resources who successfully brought the Crofoot Mine into production. Mr. Yates has overseen the corporate management and financing of a number of projects in North America including American Bullion Minerals, Zappa Resources, and Jersey Goldfields, having raised in excess of $20 million for mineral exploration development. Mr. Yates is currently a director of ESO Uranium Corp. (TSX-V: ESO), a mineral exploration company focused on uranium exploration, and Nevada Geothermal Power Inc. (TSX-V: NGP), a company engaged in producing geothermal electrical power from geothermal resources in the United States.

Approval of 1-for-3 Reverse Stock Split

On April 15, 2009, the Board of Directors of the Company approved a one-for-three reverse split of the Company’s common stock (the “Reverse Stock Split”). The Company’s Board of Directors believes that tightening the capital structure by completing the Reverse Stock Split will assist the Company in obtaining the financing required for growth and successful implementation of the Company’s business plan.

Upon completion of the Reverse Stock Split, the Company’s authorized capital of common stock will be decreased from 500,000,000 shares, par value $0.00001 per share, to 166,666,666 shares, par value $0.00001 per share, and the issued and outstanding common stock will be reduced from 76,881,399 shares to 25,627,133 shares. The Reverse Stock Split is expected to be effective on May 15, 2009.

About Canyon Copper

Canyon Copper Corp.'s New York Canyon Property is located in the New York Canyon area of the Santa Fe Mining District, Mineral County, Nevada. The project hosts oxide and sulphide copper bearing mineralization outlined by historical operators. The most advanced of these zones is the Longshot Ridge copper oxide deposit. This zone has not been completely outlined and remains partially open. The Copper Queen mineralized zone is located approximately three kilometres west of Longshot Ridge and hosts copper and molybdenum sulphide mineralization. Several additional mineralized areas identified throughout the New York Canyon property have yet to be explored.

Suite 408 – 1199 West Pender Street · Vancouver, B.C. · V6E 2R1
TEL (604) 331-9326 · FAX (604) 684-9365

On behalf of the Board of Directors,

“Anthony Harvey”

CANYON COPPER CORP.
Anthony Harvey, CEO and Chairman

This News Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phases such as “believe,” “expect,” “plan,” “anticipate” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from the Company's expectations, and expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the Company's ability to obtain additional financing, geological, mechanical or difficulties affecting the Company's planned geological work programs, uncertainty of estimates of mineralized material and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.